The Income Fund of America
One Market Street, Steuart Tower, Suite 2000
San Francisco, CA 94105-1409

Telephone (415) 421-9360
Fax (415) 393-7140

July 31, 2012

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$2,184,216
Class B	$46,211
Class C	$200,257
Class F1	$89,867
Class F2	$36,868
Total	$2,557,419
Class 529-A	$40,081
Class 529-B	$2,067
Class 529-C	$11,153
Class 529-E	$1,773
Class 529-F1	$1,404
Class R-1	$3,657
Class R-2	$18,298
Class R-3	$42,360
Class R-4	$33,776
Class R-5	$18,601
Class R-6	$36,295
Total	$209,465

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.6990
Class B	$0.5609
Class C	$0.5645
Class F1	$0.6917
Class F2	$0.7310
Class 529-A	$0.6831
Class 529-B	$0.5406
Class 529-C	$0.5520
Class 529-E	$0.6412
Class 529-F1	$0.7198
Class R-1	$0.5626
Class R-2	$0.5619
Class R-3	$0.6356
Class R-4	$0.6878
Class R-5	$0.7383
Class R-6	$0.7473

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	3,180,277
Class B	66,227
Class C	348,963
Class F1	145,413
Class F2	57,772
Total	3,798,652
Class 529-A	62,549
Class 529-B	3,296
Class 529-C	21,069
Class 529-E	2,946
Class 529-F1	2,061
Class R-1	6,954
Class R-2	32,437
Class R-3	68,409
Class R-4	49,915
Class R-5	26,155
Class R-6	58,042
Total	333,833

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$17.66
Class B	$17.53
Class C	$17.47
Class F1	$17.62
Class F2	$17.65
Class 529-A	$17.63
Class 529-B	$17.57
Class 529-C	$17.56
Class 529-E	$17.58
Class 529-F1	$17.63
Class R-1	$17.56
Class R-2	$17.49
Class R-3	$17.60
Class R-4	$17.63
Class R-5	$17.66
Class R-6	$17.66